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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

(1) Registration Statement (Form S-8 No. 33-92906) pertaining to the Second Amended and Restated Stock Option Plan of Standard Management Corporation,

(2) Registration Statement (Form S-8 No. 333-41117) pertaining to the Standard Management Corporation Savings Plan,

(3) Registration Statement (Form S-8 No. 333-41119) pertaining to the Amended and Restated Stock Option Plan of Standard Management Corporation,

(4) Registration Statement (Form S-8 No. 333-101359) pertaining to the 2002 Stock Incentive Plan of Standard Management Corporation,

(5) Registration Statement (Form S-3 No. 333-117004) of Standard Management Corporation, and

(6) Registration Statement (Form S-3 No. 333-124160) of Standard Management Corporation;

of our report dated March 2, 2004, with respect to the 2003 consolidated statements of operations and cash flows and 2003 information included in the schedule of Standard Management Corporation included in its 2005 Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP

Indianapolis, Indiana
April 14, 2006